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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                                US UNWIRED INC.
            (Exact name of registrant as specified in its charter)


             Louisiana                                   72-1457316
(State of incorporation or organization)      (IRS Employer Identification No.)


    One Lakeshore Drive, Suite 1900
        Lake Charles, Louisiana                            70629
(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-33964

Securities to be registered pursuant to Section 12(b) of the Act: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

CLASS A COMMON STOCK, $0.01 PAR VALUE PER SHARE

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the class A common stock, $0.01 par value per share ("Common Stock"), of the Registrant will be set forth under the caption "Description of Capital Stock" in the Registrant's
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prospectus constituting part of the Registrant's Registration Statement on Form
S-1 (File No. 333-33964), as amended, relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"). The description of the Common Stock contained in such prospectus to be filed pursuant to Rule 424(b) is hereby incorporated by reference into this Form 8-A.

ITEM 2.   EXHIBITS.

     All of the following exhibits to this Registration Statement have been filed as exhibits either to the Registrant's Registration Statement on Form S-1 (File No. 333-33964), as amended, filed under the Securities Act, or the Registrant's Registration Statement on Form S-4 (File No. 333-92271), as amended, filed under the Securities Act, and are hereby incorporated herein by reference.


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
       EXHIBIT
        NUMBER                              DESCRIPTION OF EXHIBIT
      --------     ----------------------------------------------------------------------------------
        3.1*       Articles of Incorporation of US Unwired Inc. dated as of September 23, 1999.

        3.2*       Articles of Amendment to Articles of Incorporation of US Unwired Inc. dated as of
                   October 25, 1999.

        3.3*       By-Laws of US Unwired Inc. adopted September 30, 1999.

        3.8*       Articles of Amendment to Articles of Incorporation of US Unwired Inc. dated as of
                   February 15, 2000.

        3.9**      Articles of Amendment to Articles of Incorporation of US Unwired Inc. dated as of
                   April 12, 2000.

        3.10**     Articles of Amendment to Articles of Incorporation of US Unwired Inc. dated as of
                   April 28, 2000.

        3.11**     Certificate of Amendment to By-Laws of US Unwired Inc.

        3.12**     Specimen Certificate for class A common stock, $0.01 par value per share, of US
                   Unwired Inc.

       10.2*       Shareholders Agreement dated as of September 24, 1999 among US Unwired Inc. and the shareholders of US Unwired Inc. who are signatories thereto.

       10.3*       US Unwired Inc. 1999 Equity Incentive Plan.

       10.6*       Securities Purchase Agreement dated as of October 29, 1999 between US Unwired
                   Inc. and The 1818 Fund III, L.P.

       10.7*       Registration Rights Agreement dated as of October 29, 1999 between US Unwired
                   Inc. and The 1818 Fund, L.P.

       10.8*       Shareholders Agreement dated as of October 29, 1999 by and among US Unwired
                   Inc., The 1818 Fund III, L.P. and the shareholders of US Unwired Inc. who are signatories thereto.
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
       10.17*      Securities Purchase Agreement dated as of February 15, 2000 by and among US
                   Unwired Inc., TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II,
                   L.P., TCW Shared Opportunity Fund II, L.P., TCW Shared Opportunity Fund IIB,
                   LLC, TCW Shared Opportunity Fund III, L.P., TCW/Crescent Mezzanine Partners II,
                   L.P., TCW/Crescent Mezzanine Trust II and Brown University Third Century Fund.

       10.18*      First Amendment to Shareholders Agreement dated as of February 15, 2000 by and among US Unwired Inc., The 1818 Fund III, L.P., TCW Leveraged Income Trust,
                   L.P., TCW Leveraged Income Trust II, L.P., TCW Shared Opportunity Fund II, L.P.,
                   TCW Shared Opportunity Fund IIB, LLC, TCW Shared Opportunity Fund III, L.P.,
                   TCW/Crescent Mezzanine Trust II, TCW/Crescent Mezzanine Partners II, L.P. and
                   Brown University Third Century Fund.

       10.19*      First Amendment to Registration Rights Agreement dated as of February 15, 2000 by and among US Unwired Inc., The 1818 Fund III, L.P., TCW Leveraged Income Trust,
                   L.P., TCW Leveraged Income Trust II, L.P., TCW Shared Opportunity Fund II, L.P.,
                   TCW Shared Opportunity Fund IIB, LLC, TCW Shared Opportunity Fund III, L.P.,
                   TCW/Crescent Mezzanine Trust II, TCW/Crescent Mezzanine Partners II, L.P. and
                   Brown University Third Century Fund.

       10.29**     Form of Second Amendment to Shareholders Agreement among US Unwired Inc.,
                   The 1818 Fund III, L.P., TCW Leveraged Income Trust, L.P., TCW Leveraged
                   Income Trust II, L.P., TCW Shared Opportunity Fund II, L.P., TCW Shared
                   Opportunity Fund IIB, LLC, TCW Shared Opportunity Fund III, L.P., TCW/Crescent
                   Mezzanine Trust II, TCW/Crescent Mezzanine Partners II, L.P. and Brown University
                   Third Century Fund, and the shareholders of US Unwired Inc. named therein.
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*  Incorporated by reference to the Registrant's Registration Statement on Form S-4, as amended, File
   No. 333-92271.
** Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended, File
   No. 333-33964.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       US UNWIRED INC.


Date:  May 11, 2000                    By:     /s/ Thomas G. Henning
                                          -------------------------------------
                                       Name:   Thomas. G. Henning
                                       Title:  Secretary and General Counsel